Exhibit 10.14

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL, IN A FORM ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

DANAM HEALTH, INC.

PROMISSORY NOTE

US $250,000	January 12, 2024

FOR VALUE RECEIVED, Danam Health, Inc., a Delaware corporation (the “Company”), promises to pay to STRATEGIC EP LLC (the “Holder”), the principal sum of TWO HUNDRED FIFTY THOUSAND DOLLARS ($250,000) (the “Principal Amount”) in lawful money of the United States of America, with interest payable thereon at the rate of two percent (2.0%) per annum. The principal amount hereof and all accrued but unpaid interest thereon shall be paid in full to the Holder on the earlier of: (i) two (2) Business Days following the date on which the Company receives One Million Five Hundred Thousand Dollars or more in financing from any one or more sources other than the Holder or (ii) May 18, 2024 (the “Maturity Date”). The Principal Amount is subject to adjustment as set forth in Section 6 below.

This Promissory Note is the “Note” referred to in that certain Subscription Agreement, dated of even date herewith (the “Subscription Agreement”), pursuant to which the Holder is acquiring this Promissory Note (this “Note”), and this Note is issued pursuant to and is subject to the terms of the Subscription Agreement.

The following is a statement of the rights of the Holder of this Note and the terms and conditions to which this Note is subject, and to which the Holder, by acceptance of this Note, agrees:

1. Principal Repayment. The outstanding principal amount of this Note, along with any accrued but unpaid interest, shall be fully paid in one lump sum in lawful money of the United States of America on the Maturity Date.

2. No Security. This Note is not secured by any assets of the Company.

3. Prepayment. The Company may prepay this Note prior to the Maturity Date without the consent of the Holder and shall not be required to pay any premium or penalty in connection with such prepayment.

4. Events of Default. Any of the following shall constitute an Event of Default under this Note (each, an “Event of Default”):

(a) Non-Payment. The Company shall default in the payment of the principal of, or accrued interest on, this Note as and when the same shall become due and payable, whether by acceleration or otherwise; or

(b) Default in Covenants. The Company shall default in any material manner in the observance or performance of any affirmative or negative covenants or agreements set forth in the Subscription Agreement or this Note; or

(c) Breach of Representations and Warranties. The Company materially breaches any representation or warranty contained in the Subscription Agreement; or

(d) Illegality of Notes. Any court of competent jurisdiction issues an order declaring this Note or any provision thereunder to be illegal; or

(e) Bankruptcy. The Company shall: (i) admit in writing its inability to pay its debts as they become due; (ii) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for the Company or any of its property, or make a general assignment for the benefit of creditors; (iii) in the absence of such application, consent or acquiesce in, permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for the Company or for any part of its property; or (iv) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of the Company, and, if such case or proceeding is not commenced by the Company or converted to a voluntary case, such case or proceeding shall be consented to or acquiesced in by the Company or shall result in the entry of an order for relief;

then, by written notice to the Company from the Holder, all obligations of the Company under this Note shall be immediately due and payable without presentment, demand, protest or any other action nor obligation of the Holder of any kind, all of which are hereby expressly waived, and Holder may exercise any other remedies the Holder may have at law or in equity. If an Event of Default specified in Section 4(e) above occurs, the principal and all accrued interest on the Note shall automatically, and without any declaration or other action on the part of the Holder, become immediately due and payable.

5. Payment. All payments with respect to this Note shall be made in lawful money of the United States of America, at the address of the Holder as of the date hereof or as designated in writing by the Holder from time to time. Payment shall be credited first to the accrued interest then due and payable and the remainder applied to the principal.

6. Waiver and Amendment. Any provision of this Note, including, without limitation, the due date hereof, and the observance of any term hereof, may be amended, waived or modified (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Holders of a majority in principal amount of the Notes then outstanding.

7. Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if given in accordance with the provisions of the Subscription Agreement.

8. Governing Law; Waiver of Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced solely and exclusively in accordance with the laws of the state of Delaware without regard to any statutory or common-law provision pertaining to conflicts of laws. EACH PARTY HERETO (INCLUDING ITS AFFILIATES, AGENTS, OFFICERS, DIRECTORS AND EMPLOYEES) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

9. Severability. If one or more provisions of this Note are held to be unenforceable under applicable law, such provisions shall be excluded from this Note, and the balance of this Note shall be interpreted as if such provisions were so excluded and shall be enforceable in accordance with its terms.

10. Headings. Section headings in this Note are for convenience only, and shall not be used in the construction of this Note.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Note to be issued as of the date first above written.

DANAM HEALTH, INC.

By:	/s/ Surendra Ajjarapu
Name:	Surendra Ajjarapu
Title:	Chief Executive Office